UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2007

AFV SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-84568	90-0006843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Research Drive Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 748-6600

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th Floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accounts and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

On June 7, 2007, LI & Company, PC resigned as the Registrant’s independent accountants. The Registrant has appointed Weaver & Martin, LLC as the Registrant's independent accountants for the interim period ended March 31, 2007 continuing through the year ending June 30, 2007. This change in accountants was approved by the Registrant’s Board of Directors. LI & Company, PC was engaged by the Registrant on January 9, 2007. During the most recent two fiscal years and during the portion of 2007 preceding the Board’s decision, neither the Registrant, nor anyone engaged on its behalf, has consulted with Weaver & Martin, regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

No audit reports were issued by LI & Company, PC with respect to the Registrant’s consolidated financial statements for any fiscal years. From January 9, 2007 through the date of LI & Company’s resignation there were no disagreements between the Registrant and LI & Company, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LI & Company, PC would have caused it to make a reference to the subject matter of the disagreement in connection with an audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by LI & Company, PC, as the independent accountants of the Registrant.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Exhibit Title of Description
16	Letter from LI & Company, PC, dated June 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AFV SOLUTIONS, INC.

By: /s/ Richard Steele

Richard Steele, Chief Executive Officer

Date: June 12, 2007